EXHIBIT 10.67(b)
CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO RULE 24b-2
Certain portions of this exhibit, as indicated by “[*]”, have been omitted, pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934. The omitted materials have been filed separately with the Securities and Exchange Commission.

AMENDMENT No.2 TO PURCHASE AGREEMENT COM0190-10

This Amendment No.2 to Purchase Agreement COM0190-10, dated as of November 16, 2011 (“Amendment No. 2”) relates to the Purchase Agreement COM0190-10 (the “Purchase Agreement”) between Embraer S.A. (“Embraer”) and Republic Airline Inc. (“Buyer”) dated November 3rd, 2010 (collectively referred to herein as “Agreement”). This Amendment No. 2 is between Embraer and Buyer, collectively referred to herein as the “Parties”.

This Amendment No.2 sets forth additional agreements between Embraer and Buyer related to the postponement of 4 Firm Aircraft.

Except as otherwise provided for herein all terms of the Purchase Agreement shall remain in full force and effect. All capitalized terms used in this Amendment No.2, which are not defined herein shall have the meaning given in the Purchase Agreement. In the event of any conflict between this Amendment No.2 and the Purchase Agreement the terms, conditions and provisions of this Amendment No.2 shall control.

WHEREAS, Buyer has requested and Embraer has agreed to postpone Firm Aircraft #03 through Aircraft #06 [** Confidential]
WHEREAS, Buyer and Embraer have agreed to change certain terms and conditions of the Purchase Agreement in relation to the postponement of such Aircraft.
WHEREAS, in connection with the Parties' agreement above mentioned, the Parties have now agreed to amend the Purchase Agreement as provided for below:

NOW, THEREFORE, for good and valuable consideration which is hereby acknowledged Embraer and Buyer hereby agree as follows:

1.	SUBJECT
Article 2.2 of the Purchase Agreement shall be deleted and replaced by [*]

2.	DELIVERY
Article 5 of the Purchase Agreement shall be deleted and replaced by the following:

* Confidential

“5.1. Subject to payment in accordance with Article 4 and the provisions of Articles 7 and 9, Embraer shall offer the Firm Aircraft to Buyer for inspection, acceptance and subsequent delivery in fly away factory ("FAF") condition, with the Aircraft to be flown away from Embraer's facilities by Buyer), in compliance with this Agreement, at São José dos Campos, Brazil [** Confidential] pursuant to Article 7.1 (the “Contractual Delivery Date”).

Firm Aircraft	Contractual Delivery Date
1	[*]
2	[*]
3	[*]
4	[*]
5	[*]
6	[*]

3.	PAYMENT

Article 4 of the Purchase Agreement is amended to add the following new Article 4.5.

4.5 Buyer has paid as [*] hereinafter the [*]. As a consequence of the [*], the Parties have agreed as follows:

4.5.1 The Parties have mutually agreed that as a result of the [*] In addition, the amount [*] shall be applied as [*] and the amount [*] shall be [*] having occurred. Buyer shall have [*]

4.5.2 As a consequence of Articles 4.5.1 above, Buyer hereby agrees [*]

4.5.3 The Parties hereby agree that the [*] shall be [*] according to [*] to the Purchase Agreement. The [*] shall be applied by Embraer towards the [*]

4.	TERMINATION

Article 21.3 of the Purchase Agreement shall be deleted and replaced by [*]

5.	RIGHT TO [*]

Buyer's obligation to purchase [*]

6.	[*]

Article [*] of the Purchase Agreement is hereby deleted in its entirety and replaced with [*].

* Confidential

7.	[** Confidential]

Article [*] of the Purchase Agreement is hereby deleted in its entirety and replaced with [*].

8.	AIRCRAFT SUPPORT
8.1 Aircraft Technical Publication
Article 2.2.1 of the Attachment B to the Purchase Agreement is hereby deleted in its entirety and replaced by the following:

“2.2.1
Aircraft Publications: Embraer shall supply, at no additional charge to Buyer, [*] sets of operational and maintenance publications (as defined in Exhibit 1 hereto), plus [*] operational set (as defined in Exhibit 1 hereto) on board of each Aircraft to be delivered to Buyer, in the English language. The list of manuals is specified in Exhibit “1” to this Attachment "B". Such publications are issued under the applicable specification and are [*]. The revision service for these publications is provided, [*] and the software license fee [*] and [*].

8.2 [*] support
Article 2.3.2a of the Attachment B to the Purchase Agreement is hereby deleted in its entirety and replaced by the following
“2.3.2 [*] support:

a.	Embraer shall identify in its sole discretion, and provide a technical support representative (“TSR”) [*]

9.	COUNTERPARTS
This Amendment No.2 may be executed in counterparts, which together shall constitute a single instrument and shall be governed by and construed in accordance with the laws of the State of New York.

10.	MISCELLANEOUS
All other provisions of the Agreement which have not been specifically amended or modified by this Amendment No. 2 shall remain valid in full force and effect without any change.

[Intentionally left in blank]

* Confidential

IN WITNESS WHEREOF, EMBRAER and BUYER, by their duly authorized officers, have entered into and executed this Amendment No.2 to Purchase Agreement to be effective as of the date first written above.

Embraer S.A.	Republic Airline Inc.
By/s/ Mauro Kern Junior Name:Mauro Kern Junior Title:Vice-President Executive Engenharia e Tecnologia	By/s/ Thomas Duffy Jr. Name:Thomas Duffy Jr. Title: Vice President Technical Services
By/s/ Jose Luis D'Avila Molina Name:Jose Luis D'Avila Molina Title:Vice President Contracts Commercial Aviation	Date:12 Nov 11 Place:Indianapolis, IN
Date:16/Nov/2011 Place:San Jose dos Campos, Brazil

Witness: /s/ Fernando Bueno        Witness: /s/ Shannon Hall

Name: Fernando Bueno            Name: Shannon Hall

Acknowledged and agreed by Republic Airways Holdings Inc. with respect to all terms of this Amendment No.2, Amendment No.2 to the Letter Agreement dated as of the date hereof, in its capacity as “Guarantor” pursuant to the Guaranty by it to Embraer dated November 3, 2010.

Republic Airways Holdings, Inc.

By    /s/ Thomas Duffy Jr.
Name:     Thomas Duffy Jr.
Title: Vice President Technical Services

Witness: /s/ Shannon Hall
Name: Shannon Hall

* Confidential